Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
or Thomas J. Madden	KCSA Strategic Communications
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports Second Quarter 2009 Results
- - -
PLANO, Texas, August 14, 2009 — PFSweb, Inc. (Nasdaq: PFSW), an international business process outsourcing services provider of end-to-end web commerce solutions and an online discount retailer, today announced its financial results for the second quarter and six months ended June 30, 2009.
“Our consolidated results for the second quarter are within our expectations, which take into account the current economic environment and changes to our client mix. We are encouraged by the addition of several new service fee client programs that have been or are in the process of being finalized and which we expect to ramp up in the second half of 2009 and first quarter of 2010. When combined with our existing operations, we expect these new client agreements to help us achieve improved top and bottom line results on a consolidated basis starting in the third quarter,” stated Mark Layton, Chairman and Chief Executive Officer of PFSweb. “We have a solid financial footing to support our operations through this tough economic period, with approximately $17 million in cash and cash equivalents in addition to our lenders renewing our lines of credit earlier this year. We continue to target breakeven to positive free cash flow performance in calendar year 2009.”
Summary of consolidated results for the quarter ended June 30, 2009:
•	Total reported revenue was $82.3 million compared to $110.7 million for the second quarter of 2008;

•	Adjusted EBITDA (as defined) was $(0.7) million versus $2.5 million for the same period last year;

•	Net loss was $2.5 million, or $0.25 per basic and diluted share, compared to net income of $0.1 million, or $0.01 per basic and diluted share, for the second quarter of 2008;

•	Non-GAAP net loss (as defined) was $2.4 million, or $0.24 per basic and diluted share, compared to non-GAAP net income of $0.4 million, or $0.04 per basic and diluted share, for the second quarter of 2008; and

•	Total cash, cash equivalents and restricted cash equaled $17.2 million as of June 30, 2009 compared to $18.1 million as of December 31, 2008.

Summary of consolidated results for the six months ended June 30, 2009:
•	Total reported revenue was $171.3 million, compared to $229.2 million for the six months ended June 30, 2008;

•	Adjusted EBITDA (as defined) was $1.9 million versus $5.2 million for the same period last year;

•	Net loss was $2.8 million, or $0.28 per basic and diluted share, compared to net income of $0.5 million, or $0.05 per basic and diluted share, for the six month period ended June 30, 2008;

•	Non-GAAP net loss (as defined) was $2.5 million, or $0.25 per basic and diluted share, compared to non-GAAP net income of $1.2 million, or $0.12 per basic and diluted share, for the same period last year;
Summary of results by business:
Service Fee Business:
For the second quarter of 2009, Service Fee revenue was $12.4 million, compared with $21.3 million for the same period in 2008. This decline was primarily due to the non-renewal of a U.S. Government agency client relationship and lower activity among existing clients as a result of the economy, partially offset by increased service fees generated from new service contract relationships. The Service Fee business reported Adjusted EBITDA of $(1.3) million for the second quarter of 2009, compared to Adjusted EBITDA of $1.0 million for the same period last year.
For the six months ended June 30, 2009, Service Fee revenue was $29.5 million, compared with $42.1 million for the same period in 2008. This decline was primarily due to the non-renewal of a U.S. Government agency client relationship and lower activity among existing clients as a result of the economy, partially offset by increased service fees generated from new service contract relationships. The Service Fee business reported Adjusted EBITDA of $0.3 million for the six months ended June 30, 2009, compared to $2.7 million for the same period last year.
Mike Willoughby, President of PFSweb’s services division, commented, “We believe we are on the right path towards reporting improved financial performance in the second half of this year. Currently there are several new client agreements in different phases of contracting and implementation that are expected to have a positive impact on service fee revenue and bottom line performance as they become operational.”
Mr. Willoughby continued, “One of the game changing events for us has been our End2End solution, which we launched in 2008. The feedback from potential clients regarding this solution has been extremely positive and has reinvigorated our new business outreach. In a relatively short period of time we have signed or are in final contracting phase with several new client agreements for this solution, and continue to maintain a robust pipeline of potential new agreements. Also, we recently received an extremely positive endorsement from Roots Canada, one of the first companies to utilize the End2End solution, stating that its business has improved dramatically since transitioning to the new service approximately one year ago.”

Supplies Distributors Business:
For the second quarter of 2009, Supplies Distributors revenue was $45.3 million, compared to $60.0 million for the same period last year. Adjusted EBITDA was $1.0 million for the second quarter of 2009, compared to $2.1 million for the same period last year.
For the six months ended June 30, 2009, Supplies Distributors revenue was $90.6 million, compared to $122.3 million for the same period last year. Adjusted EBITDA was $2.4 million for the six month period of 2009, compared to $3.7 million for six month period in 2008.
Mr. Willoughby concluded, “Revenue for the Supplies Distributors business continued to be negatively impacted by the overall global economic pressures and inventory rationalization by customers. While the decline in activity is disappointing, this business continues to be profitable with steady net income each quarter. ”
eCOST.com Business:
For the second quarter of 2009, eCOST.com revenue was $20.3 million, compared to $23.0 million for the same period in 2008. Adjusted EBITDA for eCOST.com in the quarter was $(0.4) million, an improvement compared to $(0.6) million for the same period last year.
For the six months ended June 2009, eCOST.com revenue was $41.2 million, compared to $51.0 million for the same period in 2008. While revenue from our business-to-consumer (B2C) segment continued to experience growth over the prior year, this growth was more than offset by a decline in our business-to-business (B2B) segment. Adjusted EBITDA for eCOST.com in the six month period ended June 30, 2009 was $(0.8) million, an improvement compared to $(1.2) million for the same period last year.
“In the second quarter we were able to limit the impact of the economic challenges on eCOST.com through special promotions to club members. Our club membership programs have resulted in greater customer loyalty, which is a key metric for our long-term success,” concluded Mr. Layton.
Conference Call Information
Management will host a conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Monday, August 17, 2009, to discuss the latest corporate developments and results. To listen to the call, please dial (888) 562-3356 and enter the pin number (24525973) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through September 17, 2009 at (800) 642-1687, pin number (24525973). The replay also will be available at the Company’s website for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures free cash flow, non-GAAP net income (loss), Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.

Free cash flow is defined as net cash provided by operating activities less capital expenditures.
Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, amortization of identifiable intangible assets and impairment of goodwill and identifiable intangible assets.
EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation and impairment of goodwill and identifiable intangible assets.
Free cash flow, non-GAAP net income (loss), EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. Free cash flow is used as a supplemental financial measure in our evaluation of liquidity and financial strength. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, amortization of intangible assets and impairment of goodwill and intangible assets and EBITDA and Adjusted EBITDA further eliminates the effect of financing, income taxes, and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance.
PFSweb believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.
About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfillment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as LEGO, Riverbed, InfoPrint Solutions Company (a joint venture company owned by Ricoh and International Business Machines), Hawker Beechcraft Corp., Rene Furterer USA, Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name merchandise for consumers and small to medium size business buyers. The eCOST.com brand markets approximately 300,000 different products from leading manufacturers such as Sony, Hewlett-Packard, Denon, JVC, Canon, Nikon, Panasonic, Toshiba, Microsoft, Dyson, Kitchen Aid, Braun, Black & Decker, Cuisinart, Coleman, and Citizen primarily over the Internet and through direct marketing.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2008 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients;

our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM and Infoprint Solutions; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; the impact of our reverse stock split; potential delisting; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; taxation on the sale of our products; eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES:
Product revenue, net	$65,546	$83,048	$131,809	$173,339
Service fee revenue	12,367	21,254	29,486	42,066
Pass-thru revenue	4,417	6,382	9,972	13,748

Total revenues	82,330	110,684	171,267	229,153

COSTS OF REVENUES:
Cost of product revenue	60,303	76,368	121,134	160,347
Cost of service fee revenue	9,414	15,105	20,733	28,949
Cost of pass-thru revenue	4,417	6,382	9,972	13,748

Total costs of revenues	74,134	97,855	151,839	203,044

Gross profit	8,196	12,829	19,428	26,109

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,643	11,849	21,310	23,943
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	27	201	53	403

Total operating expenses	10,670	12,050	21,363	24,346

Income (loss) from operations	(2,474)	779	(1,935)	1,763
INTEREST EXPENSE, NET	321	366	678	696

Income (loss) before income taxes	(2,795)	413	(2,613)	1,067
INCOME TAX PROVISION (BENEFIT)	(266)	351	164	591

NET INCOME (LOSS)	$(2,529)	$62	$(2,777)	$476

NON-GAAP NET INCOME (LOSS)	$(2,393)	$391	$(2,512)	$1,208

NET INCOME (LOSS) PER SHARE:
Basic	$(0.25)	$0.01	$(0.28)	$0.05

Diluted	$(0.25)	$0.01	$(0.28)	$0.05

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	9,927	9,900	9,925	9,896

Diluted	9,927	10,037	9,925	10,045

EBITDA	$(851)	$2,341	$1,716	$4,906

ADJUSTED EBITDA	$(742)	$2,469	$1,928	$5,235

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2008.

PFSweb, Inc. and Subsidiaries
Reconciliation of certain Non-GAAP Items to GAAP
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
NET INCOME (LOSS)	$(2,529)	$62	$(2,777)	$476
Income tax expense (benefit)	(266)	351	164	591
Interest expense	321	366	678	696
Depreciation and amortization	1,623	1,562	3,651	3,143

EBITDA	$(851)	$2,341	$1,716	$4,906
Stock-based compensation	109	128	212	329

ADJUSTED EBITDA	$(742)	$2,469	$1,928	$5,235

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
NET INCOME (LOSS)	$(2,529)	$62	$(2,777)	$476
Stock-based compensation	109	128	212	329
Amortization of identifiable intangible assets	27	201	53	403

NON-GAAP NET INCOME (LOSS)	$(2,393)	$391	$(2,512)	$1,208

NET INCOME (LOSS) PER SHARE:
Basic	$(0.25)	$0.01	$(0.28)	$0.05

Diluted	$(0.25)	$0.01	$(0.28)	$0.05

NON-GAAP NET INCOME (LOSS) Per Share:
Basic	$(0.24)	$0.04	$(0.25)	$0.12

Diluted	$(0.24)	$0.04	$(0.25)	$0.12

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	June 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,147	$16,050
Restricted cash	2,089	2,008
Accounts receivable, net of allowance for doubtful accounts of $625 and $980 at June 30, 2009 and December 31, 2008, respectively	32,704	44,546
Inventories, net of reserves of $1,997 and $2,124 at June 30, 2009 and December 31, 2008, respectively	40,540	47,186
Other receivables	11,847	13,072
Prepaid expenses and other current assets	3,468	3,802

Total current assets	105,795	126,664

PROPERTY AND EQUIPMENT, net	10,878	12,106
IDENTIFIABLE INTANGIBLES	883	961
GOODWILL	3,602	3,602
OTHER ASSETS	1,560	1,188

Total assets	122,718	144,521

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$22,010	$22,251
Trade accounts payable	47,240	61,988
Accrued expenses	19,431	21,054

Total current liabilities	88,681	105,293

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	1,858	4,951
OTHER LIABILITIES	1,534	1,192

Total liabilities	92,073	111,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 35,000,000 shares authorized; 9,946,585 and 9,935,095 shares issued at June 30, 2009 and December 31, 2008, respectively; and 9,928,224 and 9,916,734 outstanding as of June 30, 2009 and December 31, 2008, respectively	10	10
Additional paid-in capital	92,949	92,728
Accumulated deficit	(64,170)	(61,393)
Accumulated other comprehensive income	1,941	1,825
Treasury stock at cost, 18,361 shares	(85)	(85)

Total shareholders’ equity	30,645	33,085

Total liabilities and shareholders’ equity	$122,718	$144,521

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended June 30, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$45,269	$20,277	$—	$65,546
Service fee revenue	12,367	—	—	—	12,367
Service fee revenue — affiliate	1,736	—	—	(1,736)	—
Pass-thru revenue	4,451	—	—	(34)	4,417

Total revenues	18,554	45,269	20,277	(1,770)	82,330

COSTS OF REVENUES:
Cost of product revenue	—	41,984	18,319	—	60,303
Cost of service fee revenue	10,052	—	—	(638)	9,414
Cost of pass-thru revenue	4,451	—	—	(34)	4,417

Total costs of revenues	14,503	41,984	18,319	(672)	74,134

Gross profit	4,051	3,285	1,958	(1,098)	8,196

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,033	2,304	2,404	(1,098)	10,643
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	27		27

Total operating expenses	7,033	2,304	2,431	(1,098)	10,670

Income (loss) from operations	(2,982)	981	(473)	—	(2,474)
INTEREST EXPENSE (INCOME), NET	(59)	377	3	—	321

Income (loss) before income taxes	(2,923)	604	(476)	—	(2,795)
INCOME TAX PROVISION (BENEFIT)	(62)	(213)	9	—	(266)

NET INCOME (LOSS)	$(2,861)	$817	$(485)	$—	$(2,529)

NON-GAAP NET INCOME (LOSS)	$(2,752)	$817	$(458)	$—	$(2,393)

EBITDA	$(1,452)	$989	$(388)	$—	$(851)

ADJUSTED EBITDA	$(1,343)	$989	$(388)	$—	$(742)

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(2,861)	$817	$(485)	$—	$(2,529)
Income tax expense (benefit)	(62)	(213)	9	—	(266)
Interest expense (income)	(59)	377	3	—	321
Depreciation and amortization	1,530	8	85	—	1,623

EBITDA	$(1,452)	$989	$(388)	$—	$(851)
Stock-based compensation	109	—	—	—	109

ADJUSTED EBITDA	$(1,343)	$989	$(388)	$—	$(742)

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(2,861)	$817	$(485)	$—	$(2,529)
Stock-based compensation	109	—	—	—	109
Amortization of intangible assets	—	—	27	—	27

NON-GAAP NET INCOME (LOSS)	$(2,752)	$817	$(458)	$—	$(2,393)

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Six Months Ended June 30, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$90,600	$41,209	$—	$131,809
Service fee revenue	29,486	—	—	—	29,486
Service fee revenue — affiliate	3,795	—	—	(3,795)	—
Pass-thru revenue	10,037	—	—	(65)	9,972

Total revenues	43,318	90,600	41,209	(3,860)	171,267

COSTS OF REVENUES:
Cost of product revenue	—	83,934	37,200	—	121,134
Cost of service fee revenue	22,016	—	—	(1,283)	20,733
Cost of pass-thru revenue	10,037	—	—	(65)	9,972

Total costs of revenues	32,053	83,934	37,200	(1,348)	151,839

Gross profit	11,265	6,666	4,009	(2,512)	19,428

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,650	4,268	4,904	(2,512)	21,310
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	53		53

Total operating expenses	14,650	4,268	4,957	(2,512)	21,363

Income (loss) from operations	(3,385)	2,398	(948)	—	(1,935)
INTEREST EXPENSE (INCOME), NET	(82)	754	6	—	678

Income (loss) before income taxes	(3,303)	1,644	(954)	—	(2,613)
INCOME TAX PROVISION (BENEFIT)	(114)	269	9	—	164

NET INCOME (LOSS)	$(3,189)	$1,375	$(963)	$—	$(2,777)

NON-GAAP NET INCOME (LOSS)	$(2,977)	$1,375	$(910)	$—	$(2,512)

EBITDA	$80	$2,416	$(780)	$—	$1,716

ADJUSTED EBITDA	$292	$2,416	$(780)	$—	$1,928

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(3,189)	$1,375	$(963)	$—	$(2,777)
Income tax expense (benefit)	(114)	269	9	—	164
Interest expense (income)	(82)	754	6	—	678
Depreciation and amortization	3,465	18	168	—	3,651

EBITDA	$80	$2,416	$(780)	$—	$1,716
Stock-based compensation	212	—	—	—	212

ADJUSTED EBITDA	$292	$2,416	$(780)	$—	$1,928

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(3,189)	$1,375	$(963)	$—	$(2,777)
Stock-based compensation	212	—	—	—	212
Amortization of intangible assets	—	—	53	—	53

NON-GAAP NET INCOME (LOSS)	$(2,977)	$1,375	$(910)	$—	$(2,512)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of June 30, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,760	$2,751	$1,636	$—	$15,147
Restricted cash	1,551	314	224	—	2,089
Accounts receivable, net	13,197	20,423	1,411	(2,327)	32,704
Inventories, net	—	36,290	4,250	—	40,540
Other receivables	—	11,847	—	—	11,847
Prepaid expenses and other current assets	1,785	1,631	52	—	3,468

Total current assets	27,293	73,256	7,573	(2,327)	105,795

PROPERTY AND EQUIPMENT, net	10,345	69	464	—	10,878
NOTES RECEIVABLE FROM AFFILIATES	21,095	—	—	(21,095)	—
INVESTMENT IN AFFILIATES	38,859	—	—	(38,859)	—
IDENTIFIABLE INTANGIBLES	408	—	475	—	883
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	1,418	—	142	—	1,560

Total assets	99,418	73,325	12,256	(62,281)	122,718

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$9,523	$12,487	$—	$—	$22,010
Trade accounts payable	4,955	39,041	5,571	(2,327)	47,240
Accrued expenses	11,464	5,457	2,510	—	19,431

Total current liabilities	25,942	56,985	8,081	(2,327)	88,681

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	1,858	—	—	—	1,858
NOTES PAYABLE TO AFFILIATES	—	5,505	15,590	(21,095)	—
OTHER LIABILITIES	1,441	—	93	—	1,534

Total liabilities	29,241	62,490	23,764	(23,422)	92,073

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	92,949	—	28,059	(28,059)	92,949
Retained earnings (accumulated deficit)	(24,640)	7,377	(39,581)	(7,326)	(64,170)
Accumulated other comprehensive income	1,943	2,458	(5)	(2,455)	1,941
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	70,177	10,835	(11,508)	(38,859)	30,645

Total liabilities and shareholders’ equity	$99,418	$73,325	$12,256	$(62,281)	$122,718

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended June 30, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$60,025	$23,023	$—	$83,048
Service fee revenue	21,254	—	—	—	21,254
Service fee revenue — affiliate	2,069	—	—	(2,069)	—
Pass-thru revenue	6,389	—	—	(7)	6,382

Total revenues	29,712	60,025	23,023	(2,076)	110,684

COSTS OF REVENUES:
Cost of product revenue	—	55,247	21,121	—	76,368
Cost of service fee revenue	15,771	—	—	(666)	15,105
Cost of pass-thru revenue	6,389	—	—	(7)	6,382

Total costs of revenues	22,160	55,247	21,121	(673)	97,855

Gross profit	7,552	4,778	1,902	(1,403)	12,829

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,946	2,721	2,585	(1,403)	11,849
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	201	—	201

Total operating expenses	7,946	2,721	2,786	(1,403)	12,050

Income (loss) from operations	(394)	2,057	(884)	—	779
INTEREST EXPENSE (INCOME), NET	(1)	361	6	—	366

Income (loss) before income taxes	(393)	1,696	(890)	—	413
INCOME TAX PROVISION (BENEFIT)	(249)	600	—	—	351

NET INCOME (LOSS)	$(144)	$1,096	$(890)	$—	$62

NON-GAAP NET INCOME (LOSS)	$(16)	$1,096	$(689)	$—	$391

EBITDA	$919	$2,063	$(641)	$—	$2,341

ADJUSTED EBITDA	$1,047	$2,063	$(641)	$—	$2,469

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(144)	$1,096	$(890)	$—	$62
Income tax expense (benefit)	(249)	600	—	—	351
Interest expense (income)	(1)	361	6	—	366
Depreciation and amortization	1,313	6	243	—	1,562

EBITDA	$919	$2,063	$(641)	$—	$2,341
Stock-based compensation	128	—	—	—	128

ADJUSTED EBITDA	$1,047	$2,063	$(641)	$—	$2,469

A reconciliation of NET INCOME(LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(144)	$1,096	$(890)	$—	$62
Stock-based compensation	128	—	—	—	128
Amortization of intangible assets	—	—	201	—	201

NON-GAAP NET INCOME (LOSS)	$(16)	$1,096	$(689)	$—	$391

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Six Months Ended June 30, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$122,347	$50,992	$—	$173,339
Service fee revenue	42,066	—	—	—	42,066
Service fee revenue — affiliate	4,220	—	—	(4,220)	—
Pass-thru revenue	13,706	—	—	42	13,748

Total revenues	59,992	122,347	50,992	(4,178)	229,153

COSTS OF REVENUES:
Cost of product revenue	—	113,499	46,848	—	160,347
Cost of service fee revenue	30,322	—	—	(1,373)	28,949
Cost of pass-thru revenue	13,706	—	—	42	13,748

Total costs of revenues	44,028	113,499	46,848	(1,331)	203,044

Gross profit	15,964	8,848	4,144	(2,847)	26,109

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	16,259	5,139	5,392	(2,847)	23,943
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	403	—	403

Total operating expenses	16,259	5,139	5,795	(2,847)	24,346

Income (loss) from operations	(295)	3,709	(1,651)	—	1,763
INTEREST EXPENSE (INCOME), NET	(61)	750	7	—	696

Income (loss) before income taxes	(234)	2,959	(1,658)	—	1,067
INCOME TAX PROVISION (BENEFIT)	(444)	1,035	—	—	591

NET INCOME (LOSS)	$210	$1,924	$(1,658)	$—	$476

NON-GAAP NET INCOME (LOSS)	$539	$1,924	$(1,255)	$—	$1,208

EBITDA	$2,353	$3,719	$(1,166)	$—	$4,906

ADJUSTED EBITDA	$2,682	$3,719	$(1,166)	$—	$5,235

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$210	$1,924	$(1,658)	$—	$476
Income tax expense (benefit)	(444)	1,035	—	—	591
Interest expense (income)	(61)	750	7	—	696
Depreciation and amortization	2,648	10	485	—	3,143

EBITDA	$2,353	$3,719	$(1,166)	$—	$4,906
Stock-based compensation	329	—	—	—	329

ADJUSTED EBITDA	$2,682	$3,719	$(1,166)	$—	$5,235

A reconciliation of NET INCOME(LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$210	$1,924	$(1,658)	$—	$476
Stock-based compensation	329	—	—	—	329
Amortization of intangible assets	—	—	403	—	403

NON-GAAP NET INCOME (LOSS)	$539	$1,924	$(1,255)	$—	$1,208

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,570	$3,870	$610	$—	$16,050
Restricted cash	1,550	242	216	—	2,008
Accounts receivable, net	21,676	22,103	2,065	(1,298)	44,546
Inventories, net	—	41,382	5,804	—	47,186
Other receivables	—	13,072	—	—	13,072
Prepaid expenses and other current assets	2,222	1,526	54	—	3,802

Total current assets	37,018	82,195	8,749	(1,298)	126,664

PROPERTY AND EQUIPMENT, net	11,544	85	477	—	12,106
NOTES RECEIVABLE FROM AFFILIATES	20,845	—	—	(20,845)	—
INVESTMENT IN AFFILIATES	37,541	—	—	(37,541)	—
IDENTIFIABLE INTANGIBLES	434	—	527	—	961
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	1,054	—	134	—	1,188

Total assets	108,436	82,280	13,489	(59,684)	144,521

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$9,045	$13,206	$—	$—	$22,251
Trade accounts payable	9,063	48,640	5,583	(1,298)	61,988
Accrued expenses	12,665	5,434	2,955	—	21,054

Total current liabilities	30,773	67,280	8,538	(1,298)	105,293

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	4,951	—	—	—	4,951
NOTES PAYABLE TO AFFILIATES	—	5,505	15,340	(20,845)	—
OTHER LIABILITIES	1,029	—	163	—	1,192

Total liabilities	36,753	72,785	24,041	(22,143)	111,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	92,728	—	28,059	(28,059)	92,728
Retained earnings (accumulated deficit)	(22,825)	6,002	(38,618)	(5,952)	(61,393)
Accumulated other comprehensive income	1,855	2,493	(12)	(2,511)	1,825
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	71,683	9,495	(10,552)	(37,541)	33,085

Total liabilities and shareholders’ equity	$108,436	$82,280	$13,489	$(59,684)	$144,521

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	June 30,
	2009	2008
Total Customers (1)	1,969,610	1,805,076

Active Customers (2)	222,095	171,794

New Customers (3)	49,192	29,440

Number of Orders (4)	96,186	61,851

Average Order Value (5)	$203	$364

Advertising Expense (6)	$218,943	$171,252

Cost to Acquire a New Customer (7)	$4.44	$5.69

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense of $303 and $3,842 was not included in the 2009 and 2008 calculation, respectively, as it is used for retention and not acquisition.
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